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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            eMerge Interactive, Inc.
                 -----------------------------------------------
                 (Exact name of registrant specified in Charter)


                    Delaware                     65-0534535
                 -----------------------------------------------
                 (State or other               (IRS Employee
                 jurisdiction of             Identification No.)
                 incorporation)


                  10315 102nd Terrace
                  Sebastian, Florida                 32958
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                 (Address of principal             Zip Code
                   executive offices)

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. [ ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. [X]

         Securities Act registration statement file number to which this form relates: 333-89815
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       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                 Title of Each Class       Name of Each Exchange on Which
                 to be so Registered       Each Class is to be Registered
                 -------------------       ------------------------------

                   Not Applicable                  Not Applicable
                 -------------------       ----------------------------


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                      Class A Common Stock, par value $.008
                      -------------------------------------
                                (Title of class)


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Item 1.  Description of Registrant's Securities to be Registered

         The Registrant is registering shares of Class A Common Stock, par value $0.008 per share, pursuant to a Registration Statement on Form S-1 (File No. 333-89815) that was filed with the Securities and Exchange Commission on October 27, 1999 (the "Registration Statement"). Reference is made to the sections entitled "Prospectus Summary--The Offering" and "Description of Capital Stock" in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instruction to Item 1 of this Form.

Item 2.  Exhibits.

3.1 Amended and Restated Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-89815) of the Registrant, as amended).

3.2 Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-89815) of the Registrant, as amended).



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                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             EMERGE INTERACTIVE, INC.


                                             By: /s/ Michael Janney
                                                --------------------------------
                                             Name: T. Michael Janney
Dated: January 20, 2000                      Title: Chief Financial Officer



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